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                                                                    EXHIBIT 23.1


          CONSENT OF ERNST & YOUNG (CIS) LIMITED, INDEPENDENT AUDITORS


         We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 18, 1999, except for Note 1, as to which the date is September , 1999, (Golden Telecom, Inc.), in the Registration
Statement on Form S-1 and related Prospectus of Golden Telecom, Inc. dated on or about July 13, 1999.


                                                   Ernst & Young (CIS) Limited


Moscow, Russia


         The foregoing consent is in the form that will be signed upon the completion of the reorganization described in Note 1 to the consolidated financial statements.

                                               /s/ Ernst & Young (CIS) Limited


Moscow, Russia
July 12, 1999